Downs Rachlin & Martin, PC
Courthouse Plaza
199 Main Street
Burlington, Vermont  06401-0190


                                                              October 17, 1997

Ropes & Gray
One International Place
Boston, Massachusetts  02110

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-8 and all exhibits thereto (the "Registration Statement"), filed with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 400,000 shares of Class A Common Stock, $0.033 par value (the "Shares"), of Ben & Jerry's Homemade, Inc. (the "Company"). The Shares are to be sold pursuant to the Company's 1995 Equity Incentive Plan (the "Plan").

For purposes of this opinion, we have examined and relied upon the Registration Statement and copies of the Plan and such other documents as we deemed appropriate.

For purposes of our opinion, we have assumed that (i) any consideration received by the Company upon the issuance or exercise of any award granted under the Plan will at least be equal to the par value of the Shares issuable upon the exercise of any stock options or subject to any other award, (ii) the number of shares to be issued upon any such exercise or issuance, together with the total number of shares of the Company's Common Stock previously outstanding, will not exceed the authorized number of shares of Common Stock specified in the Company's Articles of Association as then in effect, and (iii) upon issuance of the Shares, the Company will deliver certificates or otherwise reflect the issuance in its stock records.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     DOWNS RACHLIN & MARTIN, PC


By:/s/Downs Rachlin & Martin

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